UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 8, 2016

INDOOR HARVEST CORP
(Exact name of registrant as specified in its charter)

Texas	333-194326	45-5577364
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5300 East Freeway Suite A Houston, Texas	77020
(Address of Principal Executive Offices)	(Zip Code)

713-410-7903
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On April 8, 2016, we entered into an Executive Employment Agreement with John Zimmerman.

The Agreement provides Mr. Zimmerman will be compensated as follows:

(a)	Incentive Compensation. During the term of employment, the Executive shall be eligible to participate in any equity-based incentive compensation plan or program adopted by the Board of Directors.

(i)	Commissioned Sales. Executive shall not receive an annual base salary. Instead, the Executive shall receive a percentage of closed projects as follows:

•	5% on Purchase Orders (facilities and production finishing hardware) minus taxes, fees and shipping for sole sourced projects that lead to a signed Design Build Agreement.

•	5% of Facilities portion of Purchase Order only on signed Design Build agreements brought in from Authorized Dealers.

•	Discretionary % split agreed to by Executive on a case-by-case basis for supporting services he chooses to bring into closing an agreement.

•	Compensation payments dispersed at the same % rate as the contractually agreed client payments schedule is received from the client/finance group (ie: 5% down, 50% at Purchase Order, 45% at shipping etc..)

(ii)	Equity. Executive, or an entity controlled by the executive such that the executive is deemed the sole beneficial owner under SEC Rule 13d-3, shall receive a total of 100,000 shares of restricted common stock upon execution of this agreement.

The Agreement is filed as an exhibit to this Form 8-K and should be referred to in its entirety for complete information concerning the Agreement.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 8, 2015, Mr. John Zimmerman was appointed as Vice President of Business Development of the Corporation.

Mr. Zimmerman previously held positions as a Director of Sales and Marketing at PUE 1.0 from August 2014 through September 2015. He also worked as a  Project Manager and Business Development Manager for The Brandt Companies, from February 2011 until July 2014. From January 2004 through February 2011, Mr. Zimmerman held the position of Project Manager for TDIndustries.  In these positions, he spent much of his career designing, selling, and building mechanical systems for large-scale commercial buildings.

He obtained a Bachelor's degree in Mechanical Engineering from the University of Texas at Austin.  Mr. Zimmerman also obtained a Master's degree in Building Construction Management from Purdue University, and is a registered Professional Engineer in the State of Texas.

As the Vice President of Business Development, Mr. Zimmerman will contribute his expertise in mechanical system sales, design and construction in developing mechanical systems to support and optimize the indoor farms of the future.  His mission is to place have Indoor Harvest as the leader in research and development of mechanical systems for use in indoor farming, which he believes currently is nearly non-existent.

Item 8.01 Other Events

On April 8 2016, Indoor Harvest Corp (the “Company”) issued a press release titled "Indoor Harvest Corp Names Vice President of Business Development". The text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K .

Exhibits

10.1  Executive Employment Agreement with John Zimmerman
99.1  Company Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

INDOOR HARVEST CORP.

Date: April 11, 2016	By:	/s/ Chad Sykes
Chad Sykes
Chief Executive Officer and Director